Exhibit 99.1

   WEST PHARMACEUTICAL SERVICES TO PRESENT AT THE CJS SECURITIES INVESTOR CONFERENCE

LIONVILLE, PA, January 12, 2005 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., PhD, Chairman and Chief Executive Officer of West Pharmaceutical Services, Inc., will be presenting at the CJS Securities Investor Conference in New York, NY on January 13, 2005. A copy of the Company’s presentation from the conference will be available through the Investor link of the Company’s website, www.westpharma.com.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world’s leading manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.